                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                             PERCENTAGE
ENTITY                                                        JURISDICTION   OWNERSHIP
------                                                        ------------   ----------
VASCO Data Security Europe SA...............................  Belgium            100%*
VASCO Data Security NV/SA...................................  Belgium            100%*
VASCO Data Security, Inc....................................  Delaware           100%

* All shares are held by the parent corporation, except that shares representing less than 1% are held by T. Kendall Hunt.